INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Amendment No. 1 to Form S-3 of our report dated December 6, 1999 appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Washington, DC
February 29, 2000